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                                                                  Exhibit 10.32

                     SECOND ADDENDUM TO EMPLOYMENT AGREEMENT
                                (C. DON ALVERSON)


          This Second Addendum to Employment Agreement (this "Second Addendum") dated as of May 17, 1995 is made between Richey Electronics, Inc., a Delaware corporation (the "Company") and C. Don Alverson (the "Executive"), with reference to the following facts:

          A. The Company and the Executive are parties to that certain Employment Agreement dated as of April 1, 1993 (the "Employment Agreement") which was entered into between Brajdas Corporation, a predecessor of the Company, and the Executive.

          B. The Employment Agreement was amended by Addendum to Employment Agreement dated as of February 21, 1995 (the "Addendum") which was entered into between the Company and the Executive. The Employment Agreement, together with the Addendum, shall be referred to as the "Employment Agreement." All capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Employment Agreement.

          C. The Company and the Executive desire to amend the Employment Agreement as hereinafter provided.

          NOW, THEREFORE, for good and valuable consideration, it is agreed as follows:

               1.        BENEFITS.

          The second sentence of Section 7 of the Employment Agreement is hereby amended to read in full as follows:

          The Executive shall be entitled to (i) an allowance for the use of an automobile of Six Hundred Dollars ($600) per month, and (ii) tax preparation and planning assistance of (a) up to Three Thousand Dollars ($3,000) per year if the assistance is provided by the Company's regular outside accountants or (b) up to One Thousand Five Hundred Dollars ($1,500) per year if the assistance is provided by another advisor.

               2.        EFFECT OF AMENDMENTS.

          All references in the Employment Agreement to this "Agreement" shall be references to the Employment Agreement as amended by the Addendum and this Second Addendum. Except as amended by the Addendum and this Second Addendum, each of the


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provisions of the Employment Agreement shall remain in full force and effect.

               3.        COUNTERPARTS.

          This Second Addendum may be executed by the parties hereto in counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Addendum to be duly executed as of the date first above written.

RICHEY ELECTRONICS, INC.


By ___________________________          ________________________
     Donald I. Zimmerman                C. Don Alverson
     Chairman, Compensation
     Committee



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